Exhibit 107.1

Calculation of Filing Fee Table

Form S-8

(Form Type)

ServiceTitan, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A common stock reserved for issuance pursuant to awards under the Registrant’s 2024 Employee Stock Purchase Plan (the “ESPP”)	457(h)	900,483(2)	$80.37(3)	$72,371,818.71	$153.10 per $1,000,000	$11,080.12
Equity	Class A common stock reserved for issuance pursuant to awards under the Registrant’s 2024 Incentive Award Plan (the “2024 Plan”)	457(h)	4,497,097(4)	$94.56(5)	$425,245,492.32	$153.10 per $1,000,000	$65,105.08
Total Offering Amounts					$497,626,315.86		$76,185.21
Total Fee Offsets(6)							N/A
Net Fee Due							$76,185.21
(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (“Registration Statement”) shall also cover any additional shares of Class A common stock (the “Common Stock”) that become issuable under the 2024 Plan and the ESPP, by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without receipt of consideration that results in an increase to the number of outstanding shares of Common Stock.
(2)
Represents 900,483 additional shares of the Registrant’s Common Stock available for issuance under the ESPP pursuant to the provision of the ESPP providing for an annual automatic increase in the number of shares reserved for issuance under the ESPP.
(3)
The offering price per unit and in the aggregate are estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee, based on the average of the high and low sales prices of the Common Stock reported on the on the Nasdaq Global Select Market on March 31, 2025, multiplied by 85%, which is the percentage of the price per share applicable to purchasers under the ESPP.
(4)
Represents 4,497,097 additional shares of the Registrant’s Common Stock available for issuance under the 2024 Plan pursuant to the provision of the 2024 Plan providing for an annual automatic increase in the number of shares reserved for issuance under the 2024 Plan.
(5)
The offering price per unit and in the aggregate are estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee, based on the average of the high and low sales prices of the Common Stock reported on the Nasdaq Global Select Market on March 31, 2025.
(6)
The Registrant does not have any fee offsets.